EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                             BOOLE & BABBAGE, EUROPE

                      BOOLE & BABBAGE, AUSTRALASIA PTY LTD.

                              BOOLE & BABBAGE A.S.

                        JOINT SYSTEMS & TECHNOLOGY, INC.